Exhibit 10.6(c)

The Manitowoc Company, Inc.

Supplemental Executive Retirement Plan

Whereas, the Manitowoc Company, Inc., a Wisconsin corporation (the “Company”), deems it desirable to adopt a supplemental executive retirement plan for its key employees.

Now, therefore, The Company hereby establishes the Manitowoc Company, Inc. Supplemental Executive Retirement Plan (the “Plan”), effective January 1, 2000, to read as follows:

ARTICLE I

Plan Purpose

The purpose of this Plan is to attract and retain key management employees by supplementing their retirement income. The key management employees of the Company who participate in this plan will be selected by and designated in writing by the Compensation Committee of the Board of Directors of the Company.

This plan is an unfunded target benefit plan. A target benefit plan is similar to a defined contribution plan. An annual contribution credit is calculated for each participant as a level percent of pay. Such accumulated annual contribution credit, accumulated at the Plan’s assumed rate of investment return, is expected to fund a life annuity in an amount equal to a target benefit payable as a life annuity under assumptions defined in this plan. A participant’s benefit is the account balance maintained for a Participant by the Company. When a Participant becomes eligible for a distribution from this plan, the participant may elect to receive his benefit in a single lump sum or over a fixed period not to exceed ten years.

ARTICLE II

Definitions

2.1                                 “Account Balance”  is an account maintained for each Participant which reflects the accumulation of the Annual Contribution Credits and the Investment Credits earned under the Plan.

2.2                                 “Actuarial equivalent” shall mean a single payment or a series of payments that have the same value as another single payment or series of payments. For purposes of this plan any actuarial equivalence for payments made shall reflect a 9.0% interest rate and life annuity values shall reflect mortality based upon the 1994 Uninsured Pensioners Mortality Table.

2.3                                 “Actuary” is an Enrolled Actuary hired by the Plan Administrator to calculate the Annual Contribution Credit under the plan.

2.4                                 “Administrator” shall mean the Plan’s administrator as defined in Section VI.

2.5                                 “Annual Contribution Credit” is the amount calculated under Article III and credited to each Participant’s Account Balance.

2.6                                 “Change in Control” means (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of the ownership of 25% or more of either (I)

the then outstanding shares of Common Stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) a change in the majority of the Board, or (c) a major corporate transaction, such as a merger, sale of substantially all of the Company’s assets or a liquidation, which results in a change in the majority of the Board or a majority of stockholders.

2.7                                 “Company” shall mean The Manitowoc Company, Inc. a Wisconsin corporation and its successors.

2.8                                 “Compensation” shall mean, for any Plan Year, a Participant’s regular base salary established by the Company (including elective deferrals that are excluded from gross income and are payable to a plan described in Section 401(k) or Section 125 of the Internal Revenue Code) plus actual bonus awards payable for the Plan Year. Compensation shall not include commissions, the value of fringe benefits and other special awards or payments.

2.9                                 “Final Average Compensation Target” shall mean the average of the five years of projected Compensation ending on December 31 of the Plan Year before the Participant’s Target Retirement Date. Projected Compensation will be determined by increasing the current Compensation for each year in the future by 6.0%, compounded annually, until the Plan Year preceding the Participant’s Target Retirement Date.

2.10                           “Investment Credit” is the annual increase in a Participants Account Balance on December 31 equal to 9.0% of the Account Balance as of January 1 of the same Plan Year.

2.11                           “Normal Retirement Date” is the first day of the month following age 65.

2.12                           “Plan Year” shall be the calendar year.

2.13                           “Substantial Employment Change” shall mean following a Change in Control

(a)          a Participant’s employment is terminated without cause:

(b)         a negative, fundamental or material change is made in a Participant’s duties or responsibilities ;

(c)          a Participant’s salary or other material compensation or benefits are reduced and such decrease is not related to Company or individual performance;

(d)         a Participant is required to materially relocate his or her residence or principal office location against his or her will; or

(e)          a Participant is not offered a comparable position with a successor entity.

2.14                           “Target Retirement Benefit” is fifty-five percent (55%) of a Participant’s Final Average Compensation Target. If the Company adopts any other employer provided defined benefit retirement plan, the actuarial equivalent of such benefit payable as a level life annuity will be subtracted from the Target Retirement Benefit.

2.15                           “Target Retirement Date” is the earlier of the Normal Retirement Date and the first of the month following the date on which the Participant’s attained age plus years of service with the Company equals 80. Attained Age and years of service will be calculated in years and complete months.

ARTICLE III

Annual Contribution Credit

3.1                                 The Company shall have an Actuary calculate the Annual Contribution Credit in accordance with this Article III. Such Annual Contribution Credit shall be credited to a Participant’s Account Balance as of December 31 of each Plan Year prior to the Participant’s Target Retirement Date provided the Participant is an employee on December 31 of the Plan Year.

3.2                                 The Annual Contribution Credit shall be calculated at the end of each plan year as follows:

a.               Calculate the Target Retirement Benefit, which equals fifty-five percent (55%) of a Participant’s Final Average Compensation Target.

b.              Calculate the lump sum actuarially equivalent of the Target Benefit payable as a life annuity beginning at the Target Retirement Date.

c.               Calculate the present value of the lump sum actuarially equivalent to the Target Benefit for the Plan Year.

d.              Calculate the Participant’s Account Balance as of December 31 of the Plan Year after the Account Balance has been increased by the 9.0% interest credit.

e.               The Annual Contribution Credit shall equal the annual amount required to fund the difference in c. and d. by the Target Retirement Date assuming the contribution increases 6.0% a year and earns 9.0% a year.

ARTICLE IV

Account Balance

The Administrator shall cause an Account Balance to be maintained for each Plan Participant. The Account Balance on January 1 of the first year that a Participant commences participation is zero. On December 31 of each Plan Year the Account Balance at the beginning of the Plan Year will be increased by a 9.0% interest credit. Following the interest credit the Account Balance will be credited with the Annual Contribution Credit calculated for a Participant. No Annual Contribution Credit will be provided if the Participant has reached his or her Target Retirement Date. However, the Account Balance will continue to be increased annually by the 9.0% interest credit. In addition, the Account Balance will be reviewed periodically after the Target Retirement Date to ensure that the Account Balance is not less than the actuarially equivalent of the Target Retirement Benefit reflecting changes in Compensation. If after the Target Retirement Date the Account Balance is less than the actuarial equivalent of the Target Retirement Benefit the Administrator will notify the Compensation Committee of the shortfall and credit the Participant’s account annually with one-fifth of such shortfall until the Account Balance is at least actuarially equivalent to the Target Benefit.

ARTICLE V

Benefit Eligibility and Payment

5.1                                 Voluntary Termination of Employment or Retirement. If a Participant terminates employment or retirees from the Company the Participant is eligible to receive his Account Balance.

5.2                                 Death. A Participant’s spouse will be the designated beneficiary under this plan. If the Participant is not married the Participant may designate anyone else as his or her designated beneficiary. Such designated beneficiary will be entitled to receive as a death benefit the Participant’s Account Balance.

5.3                                 Disability. If a Participant shall become permanently and totally disabled the Participant will be eligible to receive his Account Balance. The Administrator will have the authority to determine if the Participant is totally and permanently disabled. The Administrator shall have the right to request any information the Administrator deems necessary so as to determine if the Participant is permanently and totally disabled. The Participant must submit the information requested by the Administrator in order to be eligible for a distribution.

5.4                                 Payment of Benefits. If the Participant or the designated survivor of a Participant is entitled to the Account Balance it shall be paid in a single lump sum within 60 days following termination of employment, death or disability. In lieu of a single payment the Participant may elect to receive his Account Balance over a fix number of years not to exceed 10 years. Each payment will equal the account balance divided by the remaining number of years elected for payment. During this payout period the Account Balance will continue to be credited with a 9.0% interest credit for each year adjusting for the timing of the payments made.

5.5                                 Change in Control. If a Participant experiences a Substantial Employment Change following a Change in Control the Participant’s Account Balance will be immediately increased so that the Account Balance is not less than the lump sum actuarially equivalent of the present value of the Target Retirement Benefit. The Participant will be eligible for a distribution of his or her revised Account Balance as any other terminated Participant.

5.6                                 Termination for Cause. Notwithstanding anything in this Plan to the contrary, if the Company terminates a Participant’s employment for Cause, then the Company shall have no obligation to such Participant or his or her spouse pursuant to this Plan, and no payments of any kind shall thereafter be made by the Company to the Participant hereunder.

For purposes of the foregoing, “Cause” means:

(i)                         any act or acts of the Participant constituting a felony (or its equivalent) under the laws of the United States, any state thereof or any foreign jurisdiction;

(ii)                      any material breach, as determined by the Company, by the Participant of any employment agreement with the Company or the policies of the Company or any of its subsidiaries or the willful and persistent (after written notice to the Participant) failure or refusal, as determined by the Company, of the Participant to perform his duties or employment or comply with any lawful directives of the board of directors of the Company.

(iii)                   Conduct which the Company determines amounts to gross neglect, willful misconduct or dishonesty; or

(iv)                  Any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant, all as determined by the Company.

ARTICLE VI

General Provisions

6.1                                 Administration. The Administrator of the Plan shall be the Company, which shall be the named fiduciary responsible for the administration of the Plan. The Vice President Employee of Human Resources of the Company or his delegate shall perform the responsibilities for the Administrator. All decisions and determinations made by the Administrator, the Compensation Committee or their delegates pursuant to their duties and powers described in the Plan shall be conclusive and binding upon all parties. The Administrator, the Committee and their delegates shall have sole discretion in carrying out their responsibilities.

6.2                                 Claims.

(a)            A Participant or the designated survivor of a Participant shall make an application for benefits to the Administrator.

(b)           In the event that the Administrator denies, in whole or part, a claim for benefits by a Participant or his designated survivor, the Administrator shall furnish notice of the denial to the claimant, setting forth:

(1)                      the specific reasons for the denial,

(2)                      specific reference to the pertinent Plan provisions on which the denial is based,

(3)                    a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary, and

(4)                    appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

Such notice shall be forwarded to the claimant within 90 days of the Administrator’s receipt of the claim; provided, however, that in special circumstances the Administrator may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension and shall specify the reason or reasons for the extension.

6.3                                 Payment to Guardian. If an amount is payable under this Plan to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Administrator may direct payment of such amount to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Administrator may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of the amount. Such distribution shall completely discharge the Company from all liability with respect to such amount.

6.4                                 Withholding, Payroll Taxes. A Company shall withhold from payments made under the Plan any taxes required to be withheld from a Participant’s wages for the federal or any state or local government.

6.5                                 Source of Funds. This Plan shall be unfunded, and payment of benefits hereunder shall be made from the general assets of the Company. Any such asset that may be set aside, earmarked or identified as being intended for the provision of benefits hereunder shall remain an asset of the Company and shall be subject to the claims of its general creditors. Each Participant shall be a general creditor of the Company to the extent of the value of his benefit accrued hereunder, but he shall have no right, title, or interest in any specific asset that the Company may set aside or designate as intended to be applied to the payment of benefits under this Plan. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

6.6                                 Nonalienation of Benefits. Except as hereinafter provided with respect to marital disputes, none of the benefits or rights of a Participant or any beneficiary of a Participant shall be subject to the claim of any creditor, and in particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment or any other legal or equitable process available to any creditor of the Participant and the beneficiary. Neither the Participant nor the beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefit or payments which he may expect to receive, contigentcy or otherwise, under this Plan, except insofar as the form in which benefits are paid under Section 4.2 involves the Participant’s designation of a beneficiary to received payments after the Participant’s death. In cases of marital dispute, the Administrator will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any harm that arises out of the Company’s obeying the final order of any state or federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

6.7                                 Amendment and Termination.

(a)                      The Company reserves the right to amend this Plan at any time and from time to time in any fashion and to terminate it at will, by or pursuant to action to the Company’s board of directors. The Company reserves the right to terminate its participation in this Plan at any time, by or pursuant to action of its Board of Directors or other governing body.

(b)                     No amendment or termination of the Plan shall (without the Participant’s or beneficiary’s consent) alter the Participant’s right to monthly payments that have commenced prior to the effective date of such termination or amendment. The Company specifically reserves the right to terminate or amend this Plan to eliminate the right of any Participant to receive payment hereunder prior to the time when payments are in pay status under this Plan. Notwithstanding the above, if the Company is liquidated, the Administrator shall have the right to determine any amounts payable to a Participant or a beneficiary and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time as the Administrator determines to be just and equitable.

6.8                                 No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed or continue in the employ of the Company.

6.9                                 Applicable Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Wisconsin.

6.10                           Successors. The provisions of this Plan shall bind and inure to the benefit of each Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Participation Company, and successors of any such corporation or other business entity.

IN WITNESS WHEREOF, and as evidence to the adoption of the foregoing Plan, the Company have caused the same to be executed by their duly authorized officers.

THE MANITOWOC COMPANY, INC.

By:

Date:

The Manitowoc Company, Inc.

Supplemental Executive Retirement Plan

Appendix A

As of January 1, 2000, the following employees are Participants in the Manitowoc Company, Inc. Supplemental Executive Retirement Plan.

Terry Growcock

Timothy Kraus

Thomas Musial

Glen Tellock